UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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MASSEY ENERGY COMPANY

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The following information was prepared for and presented to Institutional Shareholder Services on May 1, 2006, and may be presented to shareholders, investors and analysts in the future.

Presentation to Institutional Shareholder Services May 2006 Massey Energy Company

Disclaimer
FORWARD-LOOKING STATEMENTS: Certain statements in this presentation are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections. Factors potentially contributing to such differences are described in further detail at the conclusion of this presentation and in the Company’s Annual Reports on Form 10-K and
Quarterly Reports on Form 10-Q.

SECTION 1
Performance and Business Strategy of the Company
5
SECTION 2
Review of Third Point’s Proposals
19
SECTION 3
Massey’s
Director Nominees and Corporate Governance
Structure
28
Table of Contents

Don L. Blankenship
Chairman, Chief Executive
Officer and President
Baxter F. Philips, Jr.
Executive Vice President and
Chief Administrative Officer
Introduction
William R. Grant
Lead Director and Chairman
of the Audit Committee

Current Business
Strategy is Focused on
Building Long-Term
Value for Shareholders
Company is
Responsive to
Shareholder Concerns
Experience of
the Boards Nominees
• Strong performance of the Company
• Emphasis on creating long-term, lasting shareholder
value
• Background to the proxy contest
• Review of shareholder proposals
• Action taken
• Qualifications of director nominees
Company has a Strong
Corporate Governance
Structure in Place
• Active role and independence of the Board
• Shareholder-friendly defense profile
• Executive pay/compensation structure that
maximizes accountability and aligns executives’
incentives with shareholder interest
Agenda

5 SECTION 1 Performance and Business Strategy of the Company

Note:
1   Massey operating and financial information as of FYE 2005 unless otherwise noted
2   Excludes refinancing cost
Massey Snapshot
1
Utility
69%
Metallurgical
22%
Industrial
9%
Mining Type
Tons Sold by Market
Sales Breakdown
42.3 million tons shipped
Domestic
83%
Exports
17%
42.3 million tons shipped 43.1  million tons produced
Surface
43%
Underground
57%
• Massey is an industry leading coal company
- largest in Central Appalachia
- fourth largest in US ranked by produced coal revenues
- sixth largest in US ranked by tons
• 2005 produced coal revenues of $1.8 billion and EBITDA of $426 million
2
• Shipments of 42.3 million tons in 2005 from 22 processing and shipping centers in Central Appalachia
• Massey owns or controls 2.3 billion tons of metallurgical and steam quality coal reserves
• Approximately 5,709 employees; 97% union free

Coal Fundamentals and Demand
• Internationally, coal represents approximately 24.4% of primary energy consumption, according to the World Coal Institute
• In the United States in 2005, Platts estimates that coal generated approximately 52% of the electricity produced
• Most abundant fossil fuel—coal represents approximately 70% of the United States’ fossil fuel reserves (on a Btu basis), according to the U.S. Department of Energy
• Least expensive fossil fuel for electricity generation—less than one-third the cost per million kilowatt hours than oil and natural gas
• Although coal’s primary end use is electricity generation, it is also used as a resource or raw material in many industries, including steel, cement and paper
• Global economic expansion is expected to drive continued strong demand, especially in fast-growing economies such as China and
India
• Recognition as energy source of the future—Energy Policy Act of
2005 favors coal as a future energy source

• Leading coal producer in Central Appalachia
• Poised to benefit from improved industry fundamentals
– Large, high quality, diverse reserve base
– Modern equipment fleet
– Extensive infrastructure and transportation system
– Low level of long-term liabilities compared to peers
– Strong, experienced management team
• Diverse customer base and long-standing customer relationships
• Demonstrated ability to grow through strategic reserve acquisitions
Investment Highlights

Notes:
1   Starting in 2001, the SEC required Massey to show reserves on an “as received” basis, which includes the moisture in the coal on a delivered basis This change increased the reported reserves by approximately 6.5%.
2   CAGR represents the compounded annual growth rate which measures the smoothed year-over-year growth rate of coal reserves from 1987 to 2005
Coal Reserves Tripled (1987–2005)
1
720
710
736
784
760
971
1,088
1,411
1,499
1,549
1,763
1,820
2,100
1,920
2,273
2,206
2,218
2,293
2,260
0
500
1,000
1,500
2,000
2,500
1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 19992000 2001 2002200320042005
Demonstrated Ability to Grow Through
Strategic Reserve Acquisitions

Production Has Tracked Reserve Growth
Produced Tons Sold
Massey is able to adjust production in response to market conditions
13.7
16.0
16.7
15.8
17.5
19.3 19.4
23.0
26.2
30.7
31.2
31.4
30.0
32.9
3.8
5.2
7.1
11.6
13.6
16.3
18.2
14.9
14.0
13.0
10.9
9.6
10.4
9.4
17.5
21.2
23.8
27.4
31.1
35.6
37.6
37.9
40.2
43.7
42.1
41.0
40.4
42.3
0
5
10
15
20
25
30
35
40
45
92 93 94 95 96 97 98 99 00 01 02 03 04 05
Utility/Industrial Coal Metallurgical Coal

(years of production)
Consol
ICG
Massey
Peabody
Average
Arch
Foundation
James River
Alpha

Massey Energy®

Massey has a very strong reserve base relative to its peer group and is well positioned for continued growth and sustainability
Source:  Company reports
Note:
1 Reserve life defined as 12/31/05 reserve base divided by 2005 production
2005 comparable reserve life
1
Reserve Life Supporting Future Growth
65
61
52
26
24
26
24
41
46
-
10
20
30
40
50
60
70

12 Underground mining poses its own challenges Coal Sector Challenges

Massey has consistently expanded margins
Source:  Company reports
Proven Ability to Maintain Margin
30.14
30.85
31.44
33.74
36.52
36.33
37.57
42.07
41.88
41.75
42.39
26.97
28.56
28.66
29.14
30.20
30.99
31.76
34.73
33.95
37.20
36.90
30.74
28.66
25.00
30.00
35.00
40.00
45.00
Q1 2003 Q2 2003 Q3 2003 Q4 2003 Q1 2004 Q2 2004 Q3 2004 Q4 2004 Q1 2005 Q2 2005 Q3 2005 Q4 2005
Produced Coal Revenue / Ton Average Cash Cost / Ton

Despite all of these challenges, Massey has proven its ability to grow EBITDA at a faster pace than its peers
2003-2005 EBITDA growth (CAGR) 1,2,3,4
Source:  Company reports
Note:
1 EBITDA as disclosed in 10k
2 Massey EBITDA excluding charges related to the Company’s debt repurchase and exchange offers of $212.4 million in 2005
3 CNX adjusted for $327 million gain on sale of CNX Gas
4 Includes only comparables that were public since 2003
Proven Ability to Grow EBITDA
59
54
46
21
45
-
10
20
30
40
50
60
70

($/ton)
Massey
Consol
ICG
Average
Alpha
Foundation
Peabody
James River
Arch

(%)
Foundation
Massey
Peabody
Consol
ICG
Average
Arch
Alpha
James River

Massey generates the highest EBITDA per ton shipped relative to its peers
… with superior EBITDA margin
Relative 2005 EBITDA 1,2 per tons
shipped
Relative 2005 EBITDA 1,2 margin (%)
Source:  Company reports
Note:
1 Massey EBITDA excluding charges related to the Company’s debt repurchase and exchange offers of $212.4 million in 2005
2 Consol EBITDA adjusted for $327 million gain on sale of CNX Gas
Superior Performance
10.1
8.5
7.2
3.6
3.5
4.6
2.1
5.4
5.6
-
3.0
6.0
9.0
12.0
24.3
19.3
18.7
11.6
8.9
15.6
8.7
16.4
17.2
-
5
10
15
20
25
30

(Leagy as % of net worth)
Consol
Foundation
James River
Average
Peabody
Alpha
Massey
ICG
Arch

(%)
ICG
James River
Massey
Alpha
Arch
Peabody
Foundation
Consol

Massey Energy®

On a relative basis, Massey compares favorably to the majority of its peer group and would expect to be significantly advantaged in the future by low levels of legacy liabilities
2005 legacy liabilities as a percentage of
net worth 1,2
Source: Company reports
Note:
1 Net worth defined as shareholders equity less intangibles
2 Arch, Foundation & Peabody shareholders equity and intangibles as of March 31, 2006
Low Legacy Liabilities
2005 labor structure
347
265
144
49
38
60
27
106
129
-
50
100
150
200
250
300
350
400
100 100
97
92
87
61
60
56
8
13
39
40
44
3
0
20
40
60
80
100
Union Free Union

130%
310%
0
100
200
300
400
500
600
Dec-00 Apr-02 Aug-03 Dec-04 Apr-06
S&P Materials Index MEE
310%
108%
0
100
200
300
400
500
600
Dec-00 Apr-02 Aug-03 Dec-04 Apr-06
MEE S&P Smallcap 600
Total Returns to Shareholders
Since the spinoff, Massey has outperformed the broader industry indices
Source: FactSet as of April 21, 2006
Note:
1   The S&P Materials Index consists of companies with GICS code 1510 which are in the S&P small cap 600 index.
This data is only available from 12/29/00
Compared to S&P Materials Index 1 Compared to S&P Smallcap 600

After an extended period of out-performance compared to its eastern peers,
Massey is still performing in-line despite the recent difficulties
Source: FactSet, Bloomberg as of April 21, 2006
Notes:
1   Western producers index includes Peabody, Arch Coal, Foundation Coal (December 04)
2   Eastern producers index includes Alpha Natural Resources (February 05), James River (July 04), Consol and ICG (November 04)
3   US Big Sandy spot coal price used as benchmark for eastern coal and US PRB 8800 spot price used as benchmark for western coal
Total Return Over the Past 3 Years
Total Returns to Shareholders
Indexed Coal price performance –
Over Past 3 Years
3
0
50
100
150
200
250
300
350
400
Apr-03 Jan-04 Oct-04 Jul-05 Apr-06
Eastern Coal Western Coal
244
181
0
100
200
300
400
500
600
700
800
Apr-03 Oct-03 Apr-04 Oct-04 Apr-05 Oct-05 Apr-06
MEE Western Coal Index
¹
Eastern Coal Index ²
724
416
412

19 SECTION 2 Review of Third Point Proposals

September
2005
November
2005
January 2006
• Third Point supported JANA’s proposal that the Company increase its leverage by $1.5 billion to repurchase its shares in a Dutch auction tender offer
• Massey hired financial and other advisors to undertake a review of the recapitalization alternatives, including those raised by JANA and
Third Point
• The Company announced a capital restructuring plan that removed approximately 6.8 million shares or 7.5% of the diluted shares outstanding, more than twice the average 3.2% repurchased by S&P 500 companies. The Company also announced a $500 million share
repurchase program when free cash flows became available
• Third Point filed a preliminary proxy statement soliciting proxies for the election of two Third Point nominees to the Company’s Board
• Third Point’s proposal is for Massey to accelerate and possibly expand the Company’s $500 million share repurchase program
• Senior management met with Third Point at the Howard Weil
Energy Conference
Background to the Proxy Contest
• On January 19, 2006, a fire broke out at the Aracoma mine, resulting in two fatalities and disrupting production
• Company lowered its 2006 guidance to shipments of between 44 and 47 million tons
March 2006
October 2005
• Management spoke with JANA and Third Point to discuss their proposal

MEE PF
ACI
JRCC
BTU
ANR
MEE
FCL
CNX

MEE PF
FCL
ACI
MEE
BTU
JRCC
ANR
CNX

MEE PF
FCL
ANR
JRCC
MEE
ACI
BTU
CNX

Massey Energy®

Debt/LTM EBITDA (x)
1
Debt/2006E EBITDA (x)
1
Debt/Cap. (%)
1
Massey would have been the highest levered company among its peers
Note:
1
Balance sheet data as of September 30, 2005 and LTM EBITDA adjusted for non-recurring items
Source: Company reports, I/B/E/S as of November 15, 2005
Proposal for $1.5 Billion Accelerated
Buyback—Credit Impact
3.4
1.8
1.5
1.3
1.2
1.1
0.7
0.5
0.0
0.5
1.0
1.5
2.0
2.5
3.0
3.5
4.0
3.1
2.7
2.3 2.3
2.1 2.1
0.5
5.7
0.0
1.0
2.0
3.0
4.0
5.0
6.0
7.0
CAPP Producers
68
66
55
50
47
41
30
139
0
20
40
60
80
100
120
140

"
"
• The capital restructuring program consists of:
–
Cash Tender Offer for $132mm 4.75% Convertible due 2023 to
effectively repurchase shares
–
Induced conversion for all of the $175mm 2.25% Convertible due 2024
–
Completed $760mm Private Notes Offering with a $300 million
restricted payment basket
• The Board authorized $500 million share repurchase program in line with the amount that is anticipated to become available under the restricted payment basket over the next 3-5 years
• As expected, Massey’s credit rating was downgraded by Moody’s and S&P
Massey Transaction Summary
On November 15, 2005, Massey announced a capital restructuring program to reduce outstanding shares by 7.5% and authorized a share repurchase program
We view the potential size of the share repurchase as reasonable and are relieved that MEE did not overextend itself by significantly levering the balance sheet today in order to repurchase shares
CSFB
11/16/05
The ratings on Richmond, VA – based coal producer Massey Energy reflects its limited geographic diversity… and aggressive financial leverage. The ratings also reflect favorable industry conditions and a high percentage of metallurgical coal sales.
S&P
12/01/05
"
"

While the Board remains committed to maximizing shareholder value under the authorized $500 million share repurchase program, the current capital structure limits Massey’s ability to do the entire repurchase at this time
Share Repurchase Considerations
• Massey’s existing $335 million 6.625% Senior Unsecured Notes due 2010
–
share repurchases are restricted to the amount of availability in the restricted payments basket (approximately $60mm at this time)
• To undertake a larger share repurchase, Massey would need to tender for the existing $335 million senior notes at a significant premium
–
estimated tender cost of $16 million and incremental interest expense of approximately $4 million/year
• Even if Massey tenders for the existing $335 million senior notes, given the restricted payment basket of the $760 million 6.875%
Senior Unsecured Notes, Massey can only undertake a share
repurchase of up to $300 million plus 50% of cumulative net
income
• For illustrative purposes, the following pages assume a $500 million share repurchase and tendering for the $335 million senior notes without the refinancing of the $760mm 6.875% Senior
Unsecured Notes
• Additional considerations for a debt financed share repurchase include:
–
possible two-notch credit downgrade
–
deteriorated credit metrics and weaker capital structure
–
refinance existing 6.625% notes at approximately 7.5%

JRCC
ACI
MEE PF
ANR
MEE
Average
FCL
BTU
CNX
ICO

MEE PF
MEE
ACI
FCL
ANR
JRCC
Average
BTU
CNX
ICO

MEE PF
ANR
FCL
JRCC
MEE
Average
ACI
BTU
CNX
ICO

Massey Energy®

Source: Company reports, I/B/E/S as of April 26, 2005
Notes:
1 Arch, Foundation & Peabody balance sheet data as of March 31, 2006. All others as of December 31, 2005
2 Massey pro forma assumes $750 million of new debt is raised to pursue a $500 million share buyback and tender for existing
6.625% notes at 104.75, resulting in incremental debt of $415 million and $515 million of net debt (portion of proceeds of share buyback assumed to come from cash on hand)
3     Massey EBITDA excluding charges related to the Company's debt repurchase and exchange offers of $212.4 million in 2005
4     Consol EBITDA adjusted for $327 million gain on sale of CNX Gas
Massey would be the highest levered company among its peers
Debt/2005 EBITDA (x) 1,2,3,4
Debt/2006E EBITDA (x) 1,2
Debt/Cap. (%) 1,2
Proposal for $500 million Accelerated
Buyback—Credit Impact
CAPP Producers CAPP Producers
3.6 3.6
3.5
2.6
2.3
2.0
1.6
0.7
0.5
3.8
-
0.5
1.0
1.5
2.0
2.5
3.0
3.5
4.0
4.5
5.0
1.9
1.7
1.7
1.5
1.3
1.3
1.3
0.5
0.3
2.7
-
0.5
1.0
1.5
2.0
2.5
3.0
70
65
57
57
46
39
28
7
46
83
-
10
20
30
40
50
60
70
80
90

Proposed accelerated equity repurchase though debt issuance is likely to cause a further 2-notch downgrade
Proposal for $500 million Accelerated
Buyback—Credit Impact
% CAPP 20% 5% 12% 100% 12% 80% 72% 100%
Outlook Stable/Positive Stable/Positive Stable/Stable Stable/Negative na/na Stable/Stable Under Review/Developing na/na
Source: Bloomberg, S&P, Moody’s
CNX BTU ACI MEE FCL ANR JRCC MEE
Current
Proposal
Moody's S&P
B2
B1
Caa
B3
Ba3
Ba2
Ba1
CCC
B-
B
B+
BB-
BB
BB+
`

• Permitting for mines in Central Appalachia is a lengthy and time-
consuming process, due to regulations, particularly regarding environmental issues
• Thinning coal seams, transportation disruptions, and the lack of skilled underground miners heighten the challenge of operating in this area
• Central Appalachian coal will lose market share to the Illinois Basin and Northern Appalachian coal-producing regions over the next five years as more utilities install emission equipment to remove the high sulfur content in the coal from these regions
• Central Appalachia coal production costs will continue to increase as coal companies move into thinner coal seams
• Difficulty in obtaining surety bonds, environmental lawsuits and increased regulation have contributed to higher cost and declining production
Source: Moody’s report dated November 15, 2004 and S&P report dated August 9, 2005
Credit Rating Agencies’ Views
Operating challenges of Central Appalachia

• Given Massey’s current share price, the Company has announced the commencement of a share repurchase program
– Proposal: undertake up to a $50 million share repurchase in the open market immediately
– Monitor opportunities to buy back more shares as operating cash flows improve
Company’s Proposal

28 SECTION 3 Massey’s Director Nominees and Corporate Governance Structure

Active Role
of the Board
The Board has four committees (number of members) to facilitate active oversight on the following areas:
–
Audit Committee (6)
–
Compensation Committee (4)
–
Governance and Nominating Committee (8)
–
Safety, Environmental and Public Policy Committee (4)
All of the foregoing committees are chaired and staffed by
independent directors
Independence
of the Board
In 2005, there were 23 committee meetings and 8 Board meetings
8 out of 9 directors on the current Board are independent
The Governance and Nominating Committee reviews the
independence of its directors every year
The Company has an independent Lead Director who presides over the meetings of the independent directors that occur prior to each regularly scheduled meeting of the Board of Directors
Defense
Profile
The Company does not have a poison pill
Cumulative voting is allowed in the election of directors, which benefits minority stockholders
At the upcoming 2006 annual shareholders’ meeting, the Board is proposing to lower the requirement for amendment of the
Company’s restated Bylaws by shareholders from 80% to 67% of the total outstanding shares
The Company has a strong corporate governance and culture in place that prioritizes shareholder interest
Corporate Governance Structure

Company believes that each of its Director nominees is well-qualified to be a credible, valuable and independent voice on the Board, and brings a unique set of skills and experiences needed on the Board at this time
Dr. John C. Baldwin Mr. James B. Crawford Chancellor E. Gordon Gee
Relevant
Experience
President & CEO of the CBR Institute
for Biomedical Research, Inc.,
affiliated with Harvard Medical School
Broad experience previously leading
various organizations over many years
Has a medical and healthcare
background
Chairman of InterAmerican Coal
Holding N.V. and a consultant to Evan
Energy Investments, LC, both
international coal companies
Founder of James River Coal Company
and served as its Chairman and CEO
for 15 years
Past President & CEO of Transco
Coal Company and past EVP of A.T.
Massey Coal Company, Inc.
Chancellor of Vanderbilt University
since 2000
Has been Chancellor or President of
several other nationally renowned,
public and private universities over
25 years
Judicial Fellow and Senior Staff
Assistant to the former Chief Justice of
the United States
Has a legal and educational training
background
Other
Directorships
Board member since 11/15/04
Serves as a director for another
NYSE company
Director for 12 years of a large trust
company with a focus on energy
Serves on the audit committee of three
companies
Board member since 2/7/05
Has served as a Director or trustee of
private companies, banks, and industry,
civic and other organizations
Board member since 11/30/00, when
the Company became a stand-alone
public entity
Director for many years of four other
NYSE companies
Director or trustee for numerous
national and other organizations
Qualifications
Degrees from Harvard College and
Stanford University
Rhodes scholar
Graduate of the Stanford Law School
program for public company directors
and officers
Authored over 400 publications, and
delivered over 350 lectures
Graduate of the New York University
Graduate School of Business
Degree in economics from
Colby College
Law and education degrees from
Columbia University
Attended multiple public company
programs of the National Association
of Corporate Directors
Co-authored six books and over 25
published papers and articles
Qualifications of Massey's
Director Nominees
The current Board of Directors is highly qualified to oversee Massey’s management team as well as the Company’s long-term strategy to create shareholder value

Massey Leadership and Oversight
• Massey’s senior executive management has an average of 24 years of experience in the industry and is highly qualified to:
enhance profitability through continued safety improvements, productivity gains and cost containment
adjust production in response to changes in market conditions expand use of more productive and lower-cost mining methods
form strategic contractual arrangements with major customers complete “Tuck in” acquisitions where attractive
Highly Qualified Leadership Team

Base
Salary
Determined by the Compensation Committee by reviewing the guidance pay within the compensation peer group and taking into consideration any extenuating circumstances
The Compensation Committee considers (i) the term of any employment contract with the executive, if any, (ii) the recommendation of the CEO, (iii) salary norms, (iv) the person’s experience and (v) an assessment of each executive’s performance and contribution to the Company
Annual
Incentive
Program
Approximately 100 of the Company’s employees participate in this program, including all of its top level executive officers
Compensation for attainment of Company and individual performance objectives
Determinants of the target amounts include Earnings Before Interest and Taxes, specific performance goals (such as coal production, coal shipments, cost containment, coal reserve acquisitions, safety performances, etc.) and discretion of the Compensation Committee
Long-Term
Incentive
Program
Approximately 250 employees participate in this program, which consists of:
–
cash incentives awards that are based upon meeting earnings or other financial targets
–
stock options that have value only if shareholder value is increased
–
restricted stock awards
–
restricted unit awards
LTIP Awards are typically granted once a year to cover a 3-year performance period
Change in Control
Severance
Agreements
Standard change of control severance agreements with all of its Named Executive Officers and approximately 40 other key employees to retain them in the event of uncertainty surrounding a potential or actual change in control by providing attractive incentives to continue working for the
Company during such time
Agreements with CEO
and CAO
To retain and incentivize the Company’s top executives
During 2005, the Compensation Committee approved agreements with its top two officers to retain their services and incentivize their efforts to enhance shareholder value
The Compensation Committee has established executive compensation programs it believes attract, retain, develop and motivate the Company’s highly qualified executive team. The Compensation Committee periodically reviews the competitiveness of its executive compensation programs with the guidance of an independent consulting firm. The current structure includes:
Executive Compensation Structure

• Massey’s management and Board are committed to a business
strategy that has generated above-average shareholder returns
• Current business strategy focuses on creating long-term,
sustainable shareholder value in the face of the volatility and issues inherent in operating in Central Appalachia
• Board believes that accelerating the $500 million share
repurchase with new debt today is not fiscally prudent nor is it in the long-term interest of shareholders
-
the Board is committed to a share repurchase program
when cash flows are realized
-
the Company is already executing the program beginning
with the $50 million announced
• Massey’s director nominees and the remainder of the Board
have played an active and independent role in the stewardship of the Company
• The Company has a strong corporate governance structure
and culture that prioritizes shareholder value
• The Company under its current management and Board is
well positioned to continue its proven track record
Closing Remarks

Disclaimer
FORWARD-LOOKING STATEMENTS: Certain statements in this presentation are forward-looking as defined by the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond the
Company’s control. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections. Factors potentially contributing to such differences include, among others: market demand for coal, electricity and steel which could adversely affect the Company’s operating results and cash flows; future economic or capital market conditions; deregulation of the electric utility industry; competition in coal markets; inherent risks of coal mining beyond the Company’s control, including weather and geologic conditions; the Company’s ability to expand mining capacity; the Company’s production capabilities; the Company’s plan and objectives for future operations and expansion or consolidation; failure to receive anticipated new contracts; customer cancellations of, or breaches to, existing contracts; customer delays or defaults in making payments; the Company’s ability to manage production costs; the Company’s ability to timely obtain necessary supplies and equipment; the
Company’s ability to attract, train and retain a skilled workforce; fluctuations in the demand for, price and availability of, coal due to labor and transportation costs and disruptions, governmental policies and regulatory actions, legal and administrative proceedings, settlements, investigations and claims, foreign currency changes and other factors; and greater than expected environmental and safety regulation, costs and liabilities. The forward-looking statements are also based on various operating assumptions regarding, among other things, overhead costs and employment levels that may not be realized. While most risks affect only future costs or revenues anticipated by the Company, some risks might relate to accruals that have already been reflected in earnings. The Company’s failure to receive payments of accrued amounts could result in a charge against future earnings. Information concerning those factors is available in the Company’s Annual Reports on Form 10-K and
Quarterly Reports on Form 10-Q.
NON-GAAP INFORMATION: Included in this presentation are EBITDA results, which is defined as income before interest and taxes, depreciation, depletion and amortization. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, management believes that it is useful to an investor in evaluating the Company because it is widely used in the coal industry as a measure to evaluate a company’s operating performance before debt expense and as a measure of its cash flow. EBITDA does not purport to represent operating income, net income or cash generated by operating activities and should not be considered in isolation or as a substitute for measures of performance in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Reconciliations of adjusted EBITDA can be found in the Company’s earnings press release for the relevant periods.